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                                                                   EXHIBIT 23.08




                                    CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION



We hereby consent to the inclusion of our opinion letter, dated October 8, 1998, to the Board of Directors of Allegiance Corporation (the "Company") as Annex B to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Cardinal Health, Inc. and references made to such opinion in the Form S-4 referenced herein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION



By:  /s/ Todd E. Warnock
   --------------------------------
   Name:  Todd E. Warnock
   Title: Managing Director



December 10, 1998